UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 792-5554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

Exclusivity and Put Option Agreement and Share and Asset Purchase Agreement

As previously disclosed in the Current Report on the Form 8-K filed on July 29, 2016, Innospec International Ltd. (the “Company”), a company incorporated under the laws of England and Wales and a wholly-owned subsidiary of Innospec Inc. (the “Registrant”), entered into an Exclusivity and Put Option Agreement, dated July 29, 2016 (the “Put Option Agreement”), with Huntsman Investments (Netherlands) B.V., a private company with limited liability organized under the laws of the Netherlands (the “Seller”). The Put Option Agreement, together with the Share and Asset Purchase Agreement, to be entered into by and between the Company and Seller (the “SAPA,” and, together with the Put Option Agreement, the “Acquisition Agreements”), attached as an exhibit to the Put Option Agreement, sets forth the terms of a commitment by the Company to the Seller to acquire the Seller’s European differentiated surfactants business (the “Proposed Transaction”).

On October 25, 2016, pursuant to the terms of the Put Option Agreement, the Company entered into the SAPA relating to the purchase of the EDS Shares (as defined in the SAPA) and the EDS Assets (as defined in the SAPA) in addition to the Company’s assumption or retention of the EDS Liabilities (as defined in the SAPA). The aggregate purchase price to be paid by the Company to the Seller will be approximately $225 million on an enterprise value basis, subject to upward or downward adjustments for certain working capital items, inventory, net intercompany amounts, and certain adjustments related to employee matters, all as more fully set forth in the SAPA. The purchase price will be estimated for closing purposes and then subsequently adjusted post-closing, in accordance with the SAPA. At the closing of the Proposed Transaction, the purchase price, as adjusted post-closing, is expected to be approximately $200 million.

The SAPA contains customary covenants of the Seller to continue to conduct the EDS Business as a going concern in the ordinary course and preserve the EDS Business and its relationships with customers, key employees, suppliers, distributors and other third parties, in each case consistent with past practice, subject to certain exceptions. Additionally, the Seller has agreed to other significant covenants including, among others: (a) providing access to properties and records, and maintaining confidentiality, (b) terminating certain intercompany arrangements, (c) terminating certain hedging arrangements, (d) withdrawal from certain cash pooling arrangements, (e) obtaining releases for certain third-party guarantees and (f) certain non-competition covenants (for a period of five years) and non-solicitation covenants (for a period of two years).

The SAPA also contains certain covenants of the Company, including, among others, (a) preparing certain Merger Control Filings (as defined in the SAPA) and obtaining required consents from regulatory authorities and (b) certain non-solicitation covenants (for a period of two years).

The Seller has agreed to indemnify the Company, subject to certain exceptions and limitations set forth in the SAPA, with respect to retained liabilities and assets, certain environmental matters, and breaches of warranties and covenants, subject to certain deductions and exceptions. The Company has agreed to indemnify the Seller, subject to certain exceptions and limitations, with respect to the EDS Liabilities (as defined in the SAPA).

The Proposed Transaction is expected to close in the fourth quarter of 2016. Consummation of the Proposed Transaction under the terms of the SAPA is subject to customary closing conditions, including, among others: (a) the making of certain Merger Control Filings and obtaining certain approvals, consents or clearances related thereto (the “Competition Condition”), (b) the absence of any restraining and/or permanent governmental order or law which would restrain, enjoin or otherwise prohibit consummation of the Proposed Transaction, (c) the Seller and certain of its affiliates completing certain restructuring transactions in all material respects and (d) the absence of any material adverse effect arising from the date of signing of the Put Option Agreement until satisfaction of the Competition Condition.

The SAPA may be terminated under certain circumstances if the conditions to closing have not been satisfied by the Long Stop Time (as defined in the SAPA).

Amendment to the Share and Asset Purchase

Concurrently with the execution of the SAPA, the Company and the Seller also entered into a Deed of Amendment (the “Amendment”), whereby, among other revisions, the date the conditions to closing must be satisfied or waived is changed to January 31, 2017. If the conditions to closing have not been satisfied or waived by such date, the SAPA may be terminated under certain circumstances.

The above description of the SAPA and the Amendment (collectively, the “Transaction Agreements”) does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreements, copies of which will be filed subsequently with the Securities and Exchange Commission. The Transaction Agreements will be included to provide investors with information regarding their terms. None of the Transaction Agreements is intended to provide any other factual information about Seller, the Company, the Registrant or the EDS Entities (as defined in the SAPA). In particular, assertions embodied in warranties contained in the Transaction Agreements are qualified by information in confidential disclosures provided by Seller to the Company in connection with the signing of the Transaction Agreements. These confidential disclosures contain information that modifies, qualifies and creates exceptions to the warranties and certain covenants set forth in the Transaction Agreements. Moreover, certain warranties in the Transaction Agreements were used for purposes of allocating risk between the Company and Seller rather than establishing matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the warranties in the Transaction Agreements should not be relied on as characterizations of the actual state of facts about Seller, the Company, the Registrant or the EDS Entities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Exhibits

2.1*	Share and Asset Purchase Agreement, dated as of October 25, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD Deed of Amendment to the Share and Asset Purchase Agreement

2.2	Deed of Amendment to the Share and Asset Purchase Agreement, dated as of October 25, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD

*	Certain schedules to the Share and Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc. (Registrant)

Date: October 27, 2016	By:	/s/ David E. Williams
	Name:	David E. Williams
	Title:	VP, General Counsel and CCO

EXHIBIT INDEX

Number	Description of Exhibits

2.1*	Share and Asset Purchase Agreement, dated as of October 25, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD

2.2	Deed of Amendment to the Share and Asset Purchase Agreement, dated as of October 25, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD

*	Certain schedules to the Share and Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.